EXHIBIT 99.2

CAUSE NO. 2008-32432

IN RE TETRA TECHNOLOGIES, INC. DERIVATIVE LITIGATION	) ) ) ) ) ) ) ) ) ) ) )	IN THE DISTRICT COURT OF HARRIS COUNTY, TEXAS 133RD JUDICIAL DISTRICT

STIPULATION OF SETTLEMENT

 This Stipulation of Settlement, dated August 12, 2011 (the “Stipulation”), is made and entered into by and among the following Settling Parties,1 each by and through their respective counsel: Lead Plaintiffs Thomas Prow (“Mr. Prow”) and Mark Patricola (“Mr. Patricola”) (on behalf of themselves and derivatively on behalf of Nominal Defendant TETRA Technologies, Inc. (“TETRA” or the “Company”)), and the Individual Defendants.  The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims, upon and subject to the terms and conditions hereof.

I.	INTRODUCTION

On May 28, 2008 and June 27, 2008, Lead Plaintiffs Mr. Prow and Mr. Patricola filed their respective complaints in the District Court of Harris Country, Texas, 133rd Judicial District, alleging, among other things, breaches of fiduciary duty and unjust enrichment.  More specifically, Lead Plaintiffs alleged that the Individual Defendants breached their fiduciary duties by failing to provide adequate internal and financial controls in addition to failing to disclose the truth regarding (1) TETRA’s WA&D Services division, which was performing below internal

1 Except where stated otherwise, all capitalized terms are defined in paragraph IV.1 herein.

expectations, (2) millions of dollars of insurance receivables that had been disallowed by TETRA insurers for work that was performed to repair TETRA property, and (3) TETRA’s lack of adequate internal and financial controls.  Lead Plaintiffs further alleged that based on their knowledge of this material adverse non-public information, certain of the Individual Defendants traded TETRA stock on the basis of insider information.

On May 29, 2007, the Court consolidated the two actions into one action entitled In re TETRA Technologies Inc. Derivative Litigation, Cause No. 2008-32432 (the “Action”) and appointed Schiffrin Barroway Topaz & Kessler, LLP2 and Bull & Lifshitz, LLP as Lead Counsel and Gartner Law Firm, PC as Liaison Counsel.

On September 8, 2009 Lead Plaintiffs filed a Verified Consolidated Shareholder Derivative Complaint (the “Complaint”) on behalf of nominal defendant TETRA against the Individual Defendants.

On October 23, 2009, TETRA filed a motion to abate, plea to the jurisdiction and special exceptions based on Lead Plaintiffs’ alleged failure to make a pre-suit demand.  That same day, the Individual Defendants also filed special exceptions based on Lead Plaintiffs’ alleged failure to state a claim.  Lead Plaintiffs opposed both motions on December 21, 2009.

After hearing oral argument, on April 19, 2010, the Court granted TETRA’s motion to abate, plea to the jurisdiction and special exceptions motions on the grounds of demand futility and thereby mooted the Individual Defendants’ special exceptions.  On June 4, 2010, Lead Plaintiffs sent a litigation demand letter (the “Demand”) to TETRA’s Board demanding that the Board take action against the Individual Defendants for, among other things, allegedly breaching their fiduciary duties in connection with the Company’s issuance of false and misleading statements regarding its insurance receivables.

2 The firm subsequently changed its name and is now known as Kessler Topaz Meltzer & Check LLP.

Shortly thereafter, the Settling Parties began to engage in arm’s-length discussions regarding a potential resolution of the Action.  In furtherance of that dialogue, on August 6, 2010, counsel for Lead Plaintiffs sent a settlement demand letter to TETRA’s counsel which, inter alia, set forth in detail certain corporate governance reforms related to the wrongdoings alleged in the Action.  Specifically, Lead Plaintiffs requested that the Company implement new or enhanced processes for disclosing accurate information to shareholders and/or the public and also the adoption of corporate governance reforms designed to strengthen the Company’s internal controls, insider trading policies and Board independence.  Following TETRA’s receipt of the settlement demand letter, the Settling Parties continued their good faith, arm’s-length settlement discussion for approximately eight (8) months.  The Settling Parties engaged in good faith, arm’s-length negotiations concerning the possible terms of a resolution to the Action.  As a result of these discussions, the Settling Parties agreed to settle the Action on the terms and conditions set forth in this Stipulation.

II.	CLAIMS OF LEAD PLAINTIFFS AND BENEFITS OF SETTLEMENT

Lead Plaintiffs, through Plaintiffs’ Counsel, conducted an extensive investigation during the development and prosecution of the Action and issuance of the Demand.  This investigation has included, inter alia: (i) inspecting, reviewing and analyzing the Company’s financial filings and other publicly-available documents; (ii) researching corporate governance issues; (iii) responding to TETRA and the Individual Defendants’ special exceptions; (iv) participating in extensive discussions with TETRA and the Individual Defendants’ counsel; and (v) researching the applicable law with respect to the claims asserted in the Action, the Demand and the potential defenses thereto.  Lead Plaintiffs believe that the claims they asserted in the Action on behalf of TETRA have merit.  However, Plaintiffs’ Counsel recognizes and acknowledges the expense and length of continued proceedings necessary to prosecute the Action against the Individual

Defendants through trial and appeals.  Plaintiffs’ Counsel has also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action, the strength of defenses that would be asserted by the Individual Defendants, as well as the difficulties and delays inherent in such litigation.  In that regard, Plaintiffs’ Counsel is also mindful of the problems of proof and possible defenses to the claims asserted in the Action or which may be asserted.  Based on their evaluation, Lead Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement set forth herein confers substantial benefits upon TETRA and its shareholders and is in the best interests of TETRA and its shareholders.

III.	DEFENDANTS’ DENIAL OF WRONGDOING AND LIABILITY

TETRA and the Individual Defendants have denied and continue to deny each and all of the claims and contentions alleged by Lead Plaintiffs in the Action.  TETRA and the Individual Defendants have denied expressly and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action.  TETRA and the Individual Defendants also have denied and continue to deny, inter alia, the allegations that Lead Plaintiffs, TETRA or its shareholders have suffered damage, or that Lead Plaintiffs, TETRA or its shareholders were harmed by the conduct alleged in the Action.  The Individual Defendants have further asserted that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of TETRA and its shareholders.

TETRA and the Individual Defendants have, nevertheless, also taken into account the burden and expense of further litigation, especially in complex cases such as this one.  TETRA and the Individual Defendants have, therefore, determined that it is desirable that the Action, and all of the parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.  TETRA and the Individual

Defendants are also entering into the Stipulation because they believe that the corporate governance reforms in the Settlement set forth herein confer substantial benefits upon TETRA and its shareholders and is in the best interests of TETRA and its shareholders.

Neither this Stipulation, nor any of its terms or provisions, nor entry of the Final Order and Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of the Released Claims or an admission by or against the Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV.	TERMS OF THE STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and between the Settling Parties, through their undersigned counsel, in consideration of the benefits flowing to the Settling Parties from the Settlement, and subject to the approval of the Court, that all Released Claims shall be and hereby are compromised, settled, discontinued and dismissed with prejudice and without costs (except as defined herein) as to all Released Persons upon the terms, conditions and definitions herein.

1.	Definitions

As used in this Stipulation, the following terms shall have the meanings specified below:

1.1 “Action” means the derivative action captioned In re TETRA Technologies Inc. Derivative Litigation, Cause No. 2008-32432 pending in the District Court of Harris Country, Texas, 133rd Judicial District.

1.2 “Board” means TETRA’s Board of Directors.

1.3 “Court” means District Court of Harris Country, Texas, 133rd Judicial District.

1.4 “Current TETRA Shareholder” means all record and beneficial owners of TETRA common stock as of the date of this Stipulation.

1.5 “Defendants” means, collectively, nominal defendant TETRA and the Individual Defendants.

1.6 “Effective Date” means the first date by which all of the events and conditions specified in ¶5.1 of the Stipulation have been met and have occurred.

1.7 “Final” means the time when the Final Order and Judgment that has not been reversed, vacated, or modified in any way is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review.  More specifically, it is that situation when: (1) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Action; or (2) an appeal has been filed and the courts of appeal has/have either affirmed the Final Order and Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying Final Order and Judgment or affirmed the court of appeals’ decision affirming the Final Order and Judgment or dismissing the appeal.

1.8 “Final Order and Judgment” means the order and judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit C.

1.9 “Individual Defendants” means Geoffrey M. Hertel, Paul D. Coombs, Allen T. McInnes, Kenneth E. White, Jr., Hoyt Ammidon Jr., Ralph S. Cunningham, Tom H. Delimitros, and Kenneth P. Mitchell.

1.10  “Lead Plaintiffs” mean Thomas Prow and Mark Patricola.

1.11  “Lead Counsel” means Kessler Topaz Meltzer & Check, LLP and Bull & Lifshitz, LLP.

1.12 “Notice” means the Notice of Proposed Settlement of Derivative Action, substantially in the form attached hereto as Exhibit B.

1.13 “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.14 “Plaintiffs’ Counsel” means all counsel for Lead Plaintiffs.

1.15 “Preliminary Approval Order” means the Preliminary Approval Order substantially in the form of Exhibit A hereto, requesting preliminary approval of the Derivative Settlement set forth in the Stipulation.

1.16  “Related Persons” means each of the Individual Defendants’ respective present or former spouses, heirs, executors, estates, or administrators; each of the Individual Defendants’ respective present and former attorneys, legal representatives, and assigns in connection with the Action; and all of the Nominal Defendant’s past and present directors, officers, agents, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, divisions, and related or affiliated entities, and their respective spouses, heirs, executors, estates, administrators, successors-in-interest or assigns of the foregoing.

1.17 “Released Claims” means any and all claims (including “Unknown Claims,” as defined in  ¶1.23 hereof), causes of action, demands, debts, rights, liabilities, damages, actions, losses, suits, fees, expenses and any other relief of any nature whatsoever, whether under state, federal, common or statutory law or any other law or regulation, that have been or could have been asserted by Lead Plaintiffs (or any of them),  TETRA or  any TETRA shareholders, derivatively on behalf of TETRA, against TETRA, the Individual Defendants (or any of them) and any Related Persons, or any of the foregoing, arising out of or relating to the facts, transactions, events, occurrences, acts,  representations, misrepresentations, disclosures, statements, omissions or failures to act which were alleged or could have been alleged in the Action relating to the Company’s accounting, the WA&D Services division’s performance, the Company’s insurance receivables in connection with its Maritech properties, the Company’s internal and financial controls, the Company’s earnings guidance, or  insider trading.

1.18 “Released Persons” means each and all of the Individual Defendants and their Related Persons.

1.19 “Settlement” means the settlement and compromise of the Action as provided for herein.

1.20 “Settlement Hearing” means the hearing or hearings at which the Court will review the adequacy, fairness and reasonableness of the Settlement.

1.21 “Settling Parties” means, collectively, each of the Individual Defendants, TETRA and Lead Plaintiffs, on behalf of themselves and derivatively on behalf of TETRA.

1.22 “TETRA shareholder” includes all Current TETRA Shareholders and all former record and beneficial owners of TETRA common stock.

1.23  “Unknown Claims” means any of the Released Claims which Lead Plaintiffs, TETRA, or TETRA shareholders derivatively on behalf of TETRA, do not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement.  With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Lead Plaintiffs, Released Persons, and TETRA shall expressly waive and each of the TETRA shareholders shall be deemed to have, and by operation of the Final Order and Judgment shall have, expressly waived, the provisions, rights and benefits of California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Upon the Effective Date, Lead Plaintiffs, Released Persons, and TETRA shall expressly waive, and each of the TETRA shareholders shall be deemed to have, and by operation of the Final Order and Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542.  Lead Plaintiffs, Released Persons, TETRA and TETRA shareholders may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, each Lead Plaintiff, Released Person, and TETRA shall expressly settle and release, and each TETRA shareholder shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.  The Settling Parties acknowledge, and TETRA shareholders shall be deemed by operation of the Final Order and Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.

2.	Settlement Consideration

2.1 After extensive settlement negotiations, Defendants and Lead Plaintiffs have reached an agreement regarding various corporate governance reforms, including measures that relate to and address many of the underlying issues in the Action.  TETRA acknowledges that the litigation filed by Lead Plaintiffs was a material factor in effecting the corporate governance measures set forth below, and that such measures confer substantial benefits to TETRA and its shareholders.  These corporate governance reforms shall be implemented within 90 days after the Effective Date and remain in effect for no less than three (3) years.  However, if any of the corporate governance reforms should conflict with any applicable law(s) or any applicable rule(s) of any national securities exchange or inter-dealer quotation system, TETRA will comply with such applicable laws(s) or rule(s) notwithstanding the provisions of the Settlement or any order implementing the Settlement.

A.	Board of Directors

The Company shall amend its Corporate Governance Guidelines to provide for a provision which shall separate the positions of Chairman of the Board and Chief Executive Officer.

B.	The Company’s Internal Audit Function

1.	The Company shall adopt an Internal Audit Department Charter (substantially in the form attached hereto as Exhibit 1) which shall govern the Company’s Internal Audit Department.
2.	The Company shall appoint a Director – Internal Audit who will report administratively to the Company’s Chief Financial Officer and

functionally to the Audit Committee, and shall be responsible for, among other things, attending meetings of the Audit Committee.

3.
The Director – Internal Audit shall keep the Audit Committee informed of emerging trends in internal audit matters and provide the Audit Committee with periodic reports summarizing the results of internal audit activities.

C.	The Company’s Disclosure Committee

The Company shall adopt a Disclosure Committee Charter (substantially in the form attached hereto as Exhibit 2) which shall govern the Disclosure Committee.

D.	Training

The Company shall formalize requirements for annual training for key personnel associated with the Company’s internal controls over financial reporting covering: (i) accounting principles and rules applicable to revenue recognition; (ii) how to recognize and account for any unique or non-standard terms and conditions applicable to revenue recognition; and (iii) legal implications of revenue recognition.

E.	Insider Trading Controls

The Company shall revise the terms of its current Policy on Trading in Company Securities as follows and adopt the revised form of the Policy on Trading in Company Securities (in substantially the form attached hereto as Exhibit 3):

1.
The Restrictions on Trading section shall be amended to provide, “When you are aware of material nonpublic or “inside” information, you are obligated to abstain from trading in our securities until that information is publicly disclosed and at least four (4) trading days have elapsed following the date of disclosure, to allow the public an opportunity to digest the information.”
2.	All Officers and Directors are encouraged to adopt a valid 10b5-1 trading plan which may only be revised during permissible trading windows.
3.	The Company’s Policy on Trading in Company Securities shall be posted on the Company’s website.
4.	Section 6 Certification shall be amended to provide “All Designated Persons shall in writing certify their compliance with the Company’s Insider Trading Policy on an annual basis.”
5.
The Company may not directly purchase any stock issued by the Company from any director, officer or employee of the Company in a private transaction except for any purchase, surrender or other acquisition of stock as permitted under (i) any shareholder approved equity compensation plan, (ii) any inducement award granted by the Company in accordance with the applicable rules of the New York Stock Exchange, or (iii) the 1996 Stock Option Plan for Nonexecutive Employees and Consultants.

3.	Preliminary Order and Settlement Hearing

3.1 Within a reasonable time after execution of the Stipulation, the Settling Parties shall submit the Stipulation and its Exhibits to the Court and apply for entry of the Preliminary Approval Order.

3.2 Within ten (10) days of the issuance of the Preliminary Approval Order, TETRA shall file with the Securities and Exchange Commission  the Notice (annexed to the Stipulation as Exhibit B) on a Form 8-K and shall attach the Stipulation thereto.  The Notice and the Stipulation shall also be posted on the investor relations page of TETRA’s corporate website and shall remain on the TETRA corporate website until the date of the Settlement Hearing.  TETRA shall also cause the Notice to run in the Investor’s Business Daily publication on one occasion of its choosing within ten (10) days of the issuance of the Preliminary Approval Order.  TETRA shall be responsible for the cost of filing the Form 8-K, posting the Notice and Stipulation on its corporate website, and publication of the Notice in Investor’s Business Daily as provided in this paragraph after approval of the form by the Court.

3.3 The Settling Parties will request that, after Notice is disseminated, the Court hold the Settlement Hearing and approve the Settlement of the Action as set forth herein and enter the Final Order and Judgment: (a) approving the terms of the Settlement as fair, reasonable and adequate, including attorneys’ fees and expenses in the amount negotiated by the Settling Parties; and (b) dismissing with prejudice all Released Claims against any of the Released Persons.

4.	Attorneys’ Fees and Expenses

4.1 After negotiation of the material terms of the Settlement, the Settling Parties engaged in good faith, arm’s-length negotiations regarding the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel for the substantial benefits conferred upon TETRA as a result of the Action.  As a result of those negotiations, the Company and/or its insurance carrier has agreed to pay Plaintiffs’ Counsel’s fees and expenses in the total amount of $400,000 subject to Court approval (the “Fee and Expense Award”).

4.2 Within ten (10) business days of issuance of the Final Order and Judgment, TETRA or its insurers shall cause the Fee and Expense Award to be paid to Kessler Topaz Meltzer and Check, LLP, who shall place the Fee and Expense Award in an interest bearing escrow account, with Kessler Topaz Meltzer and Check, LLP and Bull & Lifshitz, LLP named as joint escrow agents for all Plaintiffs’ Counsel.  Each Plaintiff’s Counsel receiving an allocation of the Fee and Expense Award agrees to make a refund or repayment of the principal amount and any accrued interest thereon it received if and when, as a result of any further order of the Court, appeal, further proceedings on remand, or successful collateral attack, the Settlement does not become Final.  Defendants and their Related Persons shall have no responsibility for and no liability whatsoever with respect to the allocation among Plaintiffs’ Counsel and/or any other Person who may assert some claim thereto, of any of the Fee and Expense Award.

4.3 Except as expressly provided herein, Lead Plaintiff and Plaintiffs’ Counsel shall bear their own fees, costs and expenses, and no Settling Party shall assert any claim for expenses, costs and fees against Lead Plaintiff or Plaintiffs’ Counsel.

5.	Effective Date of Settlement, Waiver, or Termination

5.1 The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

i.
entry of the Final Order and Judgment by the Court in the Action approving the Settlement and dismissing with prejudice the Action, as to the Settling Parties, without awarding costs to any party, except as provided herein;

ii.	payment of the Fee and Expense Award; and

iii.	the passing of the date upon which the Final Order and Judgment becomes Final.

5.2 If any of the conditions specified in ¶5.1 are not met, then the Stipulation shall be canceled and terminated subject to ¶5.3 unless counsel for the Settling Parties mutually agree in writing to proceed with the Stipulation.

5.3 In the event that the Stipulation is not approved by the Court, or the Settlement is terminated for any reason, the Settling Parties shall be restored to their respective positions as of the date of the execution of this Stipulation, and all negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed construed to be an admission by any Settling Party of any act, matter, or proposition and shall not be used in any manner for any purpose in any subsequent proceeding in the Action or in any other action or proceeding.

6.	Releases

6.1 Upon the Effective Date, TETRA, Lead Plaintiffs (acting on their own behalf and derivatively on behalf of TETRA) and each TETRA shareholder (solely in their capacity as an TETRA shareholder) on behalf of themselves, their successors and assigns, and any other person claiming (now or in the future) through or on behalf of them shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally and forever released, relinquished and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with, the defense, settlement or resolution of the Action against the Released Persons, provided, that nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation, and that nothing herein shall in any way impair or restrict the rights of any of the Individual Defendants to seek indemnity and/or contribution from the Company.

6.2 Upon the Effective Date, each of the Released Persons, TETRA and each TETRA shareholder (solely in their capacity as an TETRA shareholder) shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Lead Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement or resolution of the Action or the Released Claims.

7.	Miscellaneous Provisions

7.1 The Settling Parties (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

7.2 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Action.  The Settlement compromises claims that are contested and shall not be deemed an admission by any of the Settling Parties as to the merits of any claim, allegation or defense.  The Settling Parties further agree that the claims are being settled voluntarily after consultation with competent legal counsel.  The Settling Parties will jointly request that the Final Order and Judgment contain a finding that during the course of the litigation, the parties and their respective counsel at all times complied with the requirements of Texas Rule of Civil Procedure 13 and all other similar laws.

7.3 Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed  to be or may be offered, attempted to be offered or used in any way by the Settling Parties or any other Person as a presumption, a concession or an admission of, or evidence of, jurisdiction over, fault, wrongdoing or liability of the Individual Defendants or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other Person in any other actions or proceedings, whether civil, criminal or administrative.

7.4 The Released Persons may file the Stipulation and/or the Final Order and Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

7.5 The Stipulation has been drafted jointly by the counsel for the Settling Parties.  Accordingly, this Stipulation shall be neutral, and no ambiguity shall be construed in favor of or against any of the Settling Parties.

7.6 This Stipulation, including its exhibits, is intended as the full, complete, and exclusive memorial of all matters agreed upon by the Settling Parties and shall supersede all prior representations, negotiations, correspondence, drafts, or memoranda of understanding.

7.7 The waiver by one party of any breach of the Stipulation by any other party shall not be deemed a waiver of any other prior or subsequent breach of the Stipulation.

7.8 In the event there exists a conflict or inconsistency between the terms of the Stipulation and the terms of any exhibits to be attached hereto, the terms of the Stipulation shall prevail.

7.9 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

7.10 This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any Settling Party concerning the Stipulation or any of its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents.  Except as otherwise provided herein and subject to applicable indemnities and policies of insurance, each of the Settling Parties shall bear their own costs.

7.11 Each counsel or other Person executing the Stipulation or its Exhibits on behalf of any Settling Party hereby warrants that such Person has the full authority to do so on behalf of that Settling Party.  Moreover, each Settling Party hereby warrants that such Person has the full authority to enter into this Stipulation.

7.12 The Stipulation may be executed in one or more counterparts.  All executed counterparts and each of them shall be deemed to be one and the same instrument.  A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

7.13 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons.

7.14 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and the Settling Parties submit to the jurisdiction of the Court solely for purposes of implementing and enforcing the Settlement embodied in the Stipulation.

7.15 This Stipulation and the Exhibits attached hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Texas, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Texas without giving effect to that State’s choice-of-law principles.

7.16 Neither the Settlement nor any of its terms shall constitute an admission or finding of wrongful conduct, acts or omissions.

IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed by their duly authorized attorneys and dated August 12, 2011.

DATED: August 15, 2011 DATED: August 15, 2011
GARTNER LAW FIRM, PC
Daniel Gartner
Three Riverway, 18th Floor
Houston, TX 77056
Telephone:  (713) 621-7340
Facsimile:  (713) 659-5302

Liaison Counsel for Lead Plaintiffs

KESSLER TOPAZ MELTZER &
CHECK LLP

/s/Robin Winchester
Robin Winchester
Ligaya Hernandez
280 King of Prussia Road
Radnor, PA 19087
Telephone: (610) 667-7706
Facsimile: (267) 948-2512

Co-Lead Counsel for Lead Plaintiffs

BULL & LIFSHITZ, LLP

/s/Joshua Lifshitz [by RW]
Joshua M. Lifshitz
Peter D. Bull
18 East 41st Street, 11th Floor
New York, NY  10017
Telephone:  (212) 213-6222
Facsimile:  (212) 213-9405
Co-Lead Counsel for Lead Plaintiffs

DATED: August 12, 2011
GREENBERG TRAURIG, LLP

/s/Paul Bessette
Paul R. Bessette
Royale Price
300 West 6th Street
Suite 2050
Austin, TX 78701
Telephone: (512) 320-7200
Facsimile: (512) 320-7210

Counsel for Nominal Defendant TETRA Technologies, Inc. and the Individual Defendants